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                                  EXHIBIT 23.1

                     CONSENT OF CROWE CHIZEK AND COMPANY LLP


We consent to the incorporation by reference in Registration Statements for Form S-8 for the K- Fed Bancorp 2004 Stock Option Plan and the K Fed Bancorp 2004 Recognition and Retention Plan (333-120768) and the Form S-8 for the Kaiser Federal Bank Savings and Profit Sharing Plan and Trust (333-113078) filed under the Securities Act of 1933 of our report dated August 11, 2005 appearing in this Annual Report on Form 10-K of K-Fed Bancorp for the year ended June 30, 2005.



                                                Crowe Chizek and Company LLP

Oak Brook, Illinois
September 21, 2005